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Exhibit 23.4

[LETTERHEAD OF BASS, BERRY & SIMS PLC]

October 29, 2002

Protective Life Insurance Company
2801 Highway 280 South
Post Office Box 2606
Birmingham, Alabama 35202

Re:	Senior Secured Note Program — Consent to Registration Statement Reference

         This letter will serve as our consent to the reference, in the registration statement on Form S-3 to be filed by Protective Life Insurance Company and Protective Life Secured with the Securities and Exchange Commission, to the legal opinion of Bass, Berry & Sims PLC, as Tennessee counsel to Protective Life Insurance Company, regarding priority of claims with respect to funding agreements pursuant to Tennessee Code Annotated Section 56-9-330.

/s/ BASS, BERRY & SIMS PLC BASS, BERRY & SIMS PLC

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  Exhibit 23.4
[LETTERHEAD OF BASS, BERRY & SIMS PLC]